EX.99.906CERT

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

In connection with the report on Form N-CSR of Source Capital, for period ended June 30, 2026 (the “Report”), Maureen Quill, as President and Principal Executive Officer of Source Capital, and Rita Dam, as Treasurer and Principal Financial Officer of Source Capital, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date	9/08/26

/s/ Maureen Quill
Maureen Quill
President and Principal Executive Officer

/s/ Rita Dam
Rita Dam
Treasurer and Principal Financial Officer

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed for purposes of Section 18 of the Securities Exchange Act of 1934.